Exhibit 99.1

CONTACT:	Sheilah Serradell
Depomed, Inc.
650-462-5900
sserradell@depomed.com

DEPOMED REPORTS FIRST QUARTER 2009 FINANCIAL RESULTS

MENLO PARK, Calif., May 4, 2009 — Depomed, Inc. (NASDAQ: DEPO) today reported financial results for the first quarter ended March 31, 2009.

Revenue for the three months ended March 31, 2009 was $9.9 million compared to $5.7 million for the three months ended March 31, 2008.

Operating expenses for the three months ended March 31, 2009 were $19.0 million compared to $12.6 million for the three months ended March 31, 2008.  The increase in operating expenses was primarily attributable to $4.5 million in promotion fee expense related to the Company’s promotion agreement for GLUMETZA with Santarus, which began promotion of GLUMETZA in October 2008, and an increase in expenses associated with the Company’s two ongoing Phase 3 trials for Serada, the Company’s investigational extended release formulation of gabapentin for the treatment of menopausal hot flashes. Stock-based compensation expense was $0.7 million for the three months ended March 31, 2009 as compared to $0.6 million for the three months ended March 31, 2008.

Net loss for the three months ended March 31, 2009 was $10.2 million, or $0.20 per share, compared to net loss of $7.3 million, or $0.16 per share, for the three months ended March 31, 2008.

Cash, cash equivalents and marketable securities were $94.1 million as of March 31, 2009 compared to $82.1 million as of December 31, 2008.

“We are advancing well on our late-stage clinical trials and completed enrollment of Serada’s full Phase 3 clinical program as a non-hormonal treatment of menopausal hot flashes which moves the company closer to the next value inflection point.  Meanwhile, with sites enrolling patients in the United States, Russia and Argentina, we remain on track to complete our two-arm, 450 patient Phase 3 study in DM-1796 for post-herpetic neuralgia by the end of August 2009.  Furthermore, we continue to invest in our pipeline to broaden our asset base and initiated a Phase 1 trial of our DM-1992 program in Parkinson’s patients,” said Carl A. Pelzel, president and chief executive officer of Depomed.  Mr. Pelzel added, “We started the year 2009 strong with the receipt of the $25 million upfront cash payment from Solvay in February which further strengthened our current cash position.  We are pleased to report a balance of $94.1 million in cash, cash equivalents and marketable securities at the end of the first quarter 2009.”

First Quarter 2009 Highlights

•                  Completed enrollment of Serada’s full Phase 3 clinical program in menopausal hot flashes (Breeze 1 in February 2009, Breeze 2 in March 2009)

•                  Initiated Phase 1 trial for DM-1992 program in Parkinson’s patients following positive results of preclinical studies sponsored by The Michael J. Fox Foundation (February 2009)

•                  Received $25 million upfront cash payment due under the company’s license agreement with Solvay Pharmaceuticals for DM-1796 (February 2009)

Conference Call

Depomed will host a conference call today, Monday, May 4, beginning at 5:00 p.m. ET, 2:00 p.m. PT to discuss its results.  The conference call will be available via a live webcast on the investor relations section of Depomed’s website at http://www.depomed.com.  Access the website 15 minutes prior to the start of the call to download and install any necessary audio software.  An archived webcast replay will be available on the Company’s website for three months.

About Depomed

Depomed, Inc. is a specialty pharmaceutical company with two approved products on the market and other product candidates in its pipeline.  The company utilizes its proven, proprietary AcuForm® drug delivery technology to improve existing oral medications, allowing for extended, controlled release of medications to the upper gastrointestinal tract.  Benefits of AcuForm-enhanced pharmaceuticals include the convenience of once-daily administration, improved treatment tolerability and enhanced compliance and efficacy.  GLUMETZA® (metformin hydrochloride extended release tablets) is approved for use in adults with type 2 diabetes and promoted by Santarus, Inc. in the United States.  Proquin® XR (ciprofloxacin hydrochloride) is approved in the United States for the once-daily treatment of uncomplicated urinary tract infections and is being marketed in the United States within the urology, Ob/Gyn and long-term care specialties by Watson Pharmaceuticals.  Product candidate DM-1796 is in clinical development for the treatment of neuropathic pain and has been licensed to Solvay Pharmaceuticals.  Product candidate SeradaTM is in clinical development for menopausal hot flashes.  Additional information about Depomed may be found on its website, www.depomed.com.

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995.

The statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties including, but not limited to, those related to our clinical development programs; potential benefits of our products and product candidates; our research and development efforts, including pre-clinical and clinical testing; regulation by the FDA and other government agencies; the timing of regulatory applications and product launches; and other risks detailed in the company’s Securities and Exchange Commission filings, including the company’s Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date hereof. The company undertakes no obligation to publicly release the result of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

-Financial Tables Follow-

DEPOMED, INC.

CONDENSED STATEMENTS OF OPERATIONS

(in thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2009	2008
Revenues:
Product sales	$6,840	$5,226
Royalties	464	112
License revenue	2,568	363
Total revenues	9,872	5,701

Costs and expenses:
Cost of sales	1,032	1,209
Research and development	10,021	6,069
Selling, general and administrative	9,002	6,507
Total costs and expenses	20,055	13,785

Loss from operations	(10,183)	(8,084)

Other income (expense):
Interest and other income	314	803
Interest expense	(285)	—
Total other income (expense)	29	803

Net loss before income taxes	(10,154)	(7,281)

Provision for income taxes	1	—

Net loss	(10,155)	(7,281)

Deemed dividend on preferred stock	—	175

Net loss applicable to common stock shareholders	$(10,155)	$(7,456)

Basic and diluted net loss applicable to common stock shareholders per common share	$(0.20)	$(0.16)

Shares used in computing basic and diluted net loss per common share	51,207,540	47,866,093

DEPOMED, INC.

CONDENSED BALANCE SHEETS

(in thousands, except share amounts)

	March 31,	December 31,
	2009	2008
	(Unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$9,588	$22,127
Marketable securities	67,554	59,932
Accounts receivable	3,454	3,099
Unbilled accounts receivable	544	576
Inventories	2,902	2,849
Prepaid and other current assets	3,471	5,404
Total current assets	87,513	93,987
Marketable securities	16,997	—
Property and equipment, net	777	900
Other assets	197	197
	$105,484	$95,084
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$874	$559
Accrued compensation	1,123	2,601
Accrued clinical trial expense	1,830	661
Other accrued liabilities	7,233	9,027
Deferred product sales	1,645	1,702
Deferred license revenue	10,684	4,362
Other current liabilities	119	110
Current portion of long-term debt	3,423	3,356
Total current liabilities	26,931	22,378
Deferred license revenue, non-current portion	49,319	33,209
Long-term debt, net of current portion	5,020	5,775
Other long-term liabilities	561	569
Commitments
Shareholders’ equity:
Preferred stock, no par value, 5,000,000 shares authorized; Series A convertible preferred stock, 25,000 shares designated, 18,158 shares issued, and zero shares outstanding at March 31, 2009 and December 31, 2008	—	—
Common stock, no par value, 100,000,000 shares authorized; 51,214,710 and 51,171,377 shares issued and outstanding at March 31, 2009 and December 31, 2008, respectively	183,917	183,196
Accumulated deficit	(160,349)	(150,194)
Accumulated other comprehensive gain	85	151
Total shareholders’ equity	23,653	33,153
	$105,484	$95,084

(1) Derived from the audited financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.